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                                                                  Exhibit 10jj-3


                        SECOND ADMINISTRATIVE AMENDMENT
                                       TO
                          AMERITECH SENIOR MANAGEMENT
                    RETIREMENT AND SURVIVOR PROTECTION PLAN

Pursuant to authority reserved to Ameritech Corporation, the Ameritech Senior Management Retirement and Survivor Protection Plan (As Amended and Restated Effective as of January 1, 1992) (the "Plan") is hereby amended effective as of April 1, 1993, as follows:

1. To delete the last sentence of subsection 2.1 in its entirety and to substitute the following therefor: "A former Senior Management Employee who on or after April 1, 1993 no longer is at a level or holds a position described in the preceding sentence shall cease to be a Plan Participant for all purposes under the Plan effective as of the date such individual ceases to be at such a level or hold such a position; provided, that any former Senior Management Employee who ceased to be a Senior Management Employee before April 1, 1993 shall cease to be a Plan Participant for all purposes under this Plan when the amount of any salary deferrals, any awards deferred under the annual bonus plans of the Company or a Subsidiary and any actual awards under the Incentive Plans (without regard to any deferral of such salary or awards under the Ameritech Senior Management Supplemental Savings and Deferral Plan) earned or deferred while such individual was a Senior Management Employee shall no longer be included in such individual's Modified Compensation as defined in subsection 3.1 of this Plan;" and
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2.       To delete Section 7.3 in its entirety and to substitute the following therefor: "7.3. Participation Rights. No action under this Section 7 shall reduce or impair the interests of individuals in benefits being paid under the Plan at the date of amendment or termination, as the case may be."


Dated:   March _____, 1993        AMERITECH CORPORATION


                      By:/s/Martha L. Thornton
                         ----------------------------
                            Senior Vice President -
                            Human Resources


Concur: /s/  Thomas P. Hester
           ------------------------
             Executive Vice President
             and General Counsel